Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

SMARTSTOP SELF STORAGE HIRES CONTROLLER

Industry Veteran Matt Lopez to Focus on the Company’s Two Affiliated REITs

LADERA RANCH, Calif. – March 17, 2015 —SmartStop Self Storage (SmartStop®) recently announced the addition of Matt Lopez as controller assigned to the company’s two affiliated REITs: Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Prior to joining SmartStop, Lopez was a senior manager at PricewaterhouseCoopers, LLP.

“Matt comes to us with significant experience in REITs and real estate,” said SmartStop’s president/CEO H. Michael Schwartz. “We’re excited to have him join our organization and take a leadership role in the accounting department as SmartStop continues to grow.”

Lopez has more than 14 years of auditing and accounting experience at PricewaterhouseCoopers, where he was most recently an audit senior manager serving clients involved in residential and commercial development, hospitality, Real Estate Funds and REITs in Los Angeles, Orange County, San Diego and Phoenix.

“I’m excited about the opportunity to apply the knowledge I gained servicing top real estate companies at PricewaterhouseCoopers to Smartstop’s two dynamic and rapidly growing affiliated REITS,” Lopez said.

A certified public accountant, Lopez graduated from UCLA with a bachelor’s degree in economics. He’s a member of the American Institute of CPAs and the California Society of CPAs.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self storage company, which owns/operates 163 self storage properties in 20 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.